UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SERVICE TEAM INC.
(Exact name of registrant as specified in its charter)

Nevada	7600	61-1653214
(State or jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Carlos Arreola
18482 Park Villa Place
Villa Park,  California 92861
Voice:  (855) 830-8111    Fax:  (858) 429-7665
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

PARACORP  INCORPORATED
318 N. Carson Street, #208
Carson City, Nevada 89701
Voice:  (888) 972-7273     Fax:  (888) 886-7168
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Dennis Brovarone, Esq.
18 Mountain Laurel Drive
Littleton, Colorado 80127
Voice:  (303) 466-4092      Fax:  (303) 466-4826

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common Stock par value $0.001	5,000,000	$1.00	$5,000,000	$573.00
Total

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING TO PURSUANT TO SUCH SECTION 8 (a) MAY DETERMINE.

i

Subject to Completion, Dated September 25,  2012

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SERVICE TEAM INC.

5,000,000 SHARES OF OUR COMMON STOCK

This prospectus relates to the sale of up to 5,000,000 shares of common stock of SERVICE TEAM INC. by Service Team at $1.00 per share for a total amount of $5,000,000.  We estimate net proceeds to be $4,970,000 for the total offering if no commissions are paid or $0.994 per share and $4,470,000 or $0.894 per share if commissions are paid. All costs associated with this registration will be borne by Service Team. We usually refer to SERVICE TEAM INC. as Service Team.

Our common stock is listed for trading on the OTC-BB under the symbol SVTE.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions on a best efforts basis. The proceeds of this Offering will not be deposited into an escrow account and there is no minimum subscription that must be reached before the Company can utilize the net proceeds of each subscription as such subscription is received and accepted by the Company.   Therefore, funds will become immediately available to the Company.   An indeterminate number of shares may be sold through broker/dealers who are members of FINRA and who will be paid a maximum of a 10% commission on the sales they make.  We currently have no agreements, arrangements or understandings with any broker/dealers to sell shares.   If we choose to sell our shares through broker/dealers, we will file a post effective amendment to this Registration Statement to identify the broker/dealers.

This Offering will terminate in 180 days from the date of this Prospectus.  Service Team can extend the offering for an additional 180 days at its sole discretion.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934.  Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks.  Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE” RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 2, 2012.

AVAILABLE INFORMATION

We  are subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission quarterly reports and a Registration Statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits and Schedules thereto.  For further information with respect to our Securities and to us you should review the Registration Statement and the Exhibits and Schedules thereto.

You can inspect the Registration Statement and the Exhibits and Schedules thereto filed with the Commission, without charge, in our files in the Commission’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20459.  You can also obtain copies of these materials at prescribed rates.  You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

REPORTS TO SECURITY HOLDER

As a result of the Registration Statement we are subject to the reporting requirements of the Federal Securities Law, and are required to file periodic reports and other information with the SEC.  We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements, and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to the financial statements, before making an investment in Service Team.

 OUR COMPANY

Service Team Inc. provides service and repair on electrical appliances, primarily televisions, to fulfill the warranty obligations of manufacturers and warranty insurance companies.  Service Team has developed a system of shipping containers to warranty claimants and having the television or other electrical appliances, such as video recorders, laptop computers and cell phones, shipped to Service Team’s repair center in San Diego, California.  Service Team then repairs or replaces the television or other electrical appliance and returns it to the owner.  Service Team Inc. has also contracted with Service Power Inc. to provide repair services to our customers at their more than 20,000 locations in the United States and Canada.    Our customers are major manufacturers of televisions or other electrical appliances, or warranty insurance companies that are insuring the warranty of the television or electrical appliance. Our long term Business Plan is to continue  developing our service and repair operations.  Despite our limited operations to date, we are not a shell company and do not intend to merge with, or sell the company to, a private operating company in a reverse merger transaction.

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jump Start Our Business Start Ups Act.

We shall continue to be deemed an emerging growth company until the earliest of:
(a)
The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000. (As such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for all urban consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000 or more;

(b)
The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective Registration Statement under this title.

(c)	The date on which such issuer has during the previous three year period issued more than $1,000,000,000 in non-convertible debt; or
(d)	The date on which such issuer is deemed to be a “large accelerated filier,” as defined in Section 240.12b-2 of Title 17, Code of Federal Regulations, or any successor thereto.

 As an emerging growth company we are exempt from Section 404 (b) of Sarbanes Oxley.  Section 404 (a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404 (b) requires that the registered accounting firm shall in the same report, attest to and report on the assessment on the effectiveness of the internal control structures and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107 (b) of the Act.

RISK FACTORS

Service Team Inc. is a new start-up company with no operating history.  Operations to date have been primarily getting set up to do business.  There is no history of profitable operations.  Service Team Inc. does not have adequate capital to develop its business plan.  It must raise additional capital in the public market by selling its securities. Our securities are not traded on any market or securities exchange.

SELECTED FINANCIAL HIGHLIGHTS

The following table provides summary Financial Statement data from the inception to the period ending November 30, 2011, which has been derived from our audited Financial Statements.  The results of operations for this relatively short period of operation are not necessarily indicative of the results to be expected for any future accounting period.  The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”  Our Financial Statements and the related notes are included in this prospectus.

June 6, 2011
(Inception) to
May 31, 2012
Net sales/operating revenues:	$74,451

Income (loss) from continuing operations:	$(319,643)

Income (loss) from continuing operations per common share:	(0.04)

Total assets:	$8,526

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue.

We do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required.   The service business is labor and capital intensive and the level of operations obtainable by a service company is directly linked and limited by the amount of available capital.  Although we have some cash resources on hand at this time we believe that our ability to achieve commercial success and our continued growth will be dependent on our continued access to capital either through the additional sale of our equity or debt securities, bank lines of credit, projected financing or cash generated from our operations. We have projected that if we raise one million dollars, or 20% of this offering, we will achieve commercial success or break-even cash flow and profitable operations.  If we raise two and one-half million dollars, or 50% of the offering, we will be able to expand to other geographic locations thereby reducing our shipping costs.  If we raise the full five million dollars, or 100% of the offering, we will be able to acquire other companies doing a similar business in other parts of the country.   We will seek to obtain additional working capital through the sale of our securities.  However, we have no agreements or understandings with any third parties at this time for our receipt of additional working capital.  Consequently, there can be no assurance that we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially, reasonable terms.

We do not have significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues.  Our business and prospectus must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of operation.  As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause net losses in a given period to be greater than expected.  An investment in our securities represents significant risk and you may lose all or part of your entire investment. While our management has significant experience in the service and repair business, our company has minimal prior experience in the service and repair industry.  Accordingly, there is little history upon which to judge our current operations.

We have limited management and staff and will be dependent for the foreseeable future upon consultants.

 At the present time, we have three employees, including our executive officer.   We intend to use the services of independent consultants and contractors to perform various professional services including data processing, legal, accounting and tax services.   We believe that by limiting our management and employees we may be better able to control costs and retain flexibility in developing our company.  Our dependence on third party consultants, data processing, legal and accounting personnel creates a number of risks including, but not limited to, (a) the possibility that such third parties may not be available to us when needed and (b) the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

Our business is subject to risks associated with sourcing and manufacturing overseas.

We import large quantities of finished goods and component parts.  Substantially all of our import operations are subject to customs requirements and to tariffs and quotas set by governments through mutual agreements, bilateral actions or, in some cases, unilateral actions.  In addition, the countries in which our products and materials are manufactured or imported made from time to time impose additional quotas, duties, tariffs or other restrictions on its imports (including restrictions on manufacturing may increase our cost of goods sold).  Adverse changes in these import costs and restrictions, or our suppliers’ failure to comply with customs regulations or similar laws, could harm our business.

Our ability to import products in a timely manner and cost effective manner may also be affected by conditions at ports or issues that otherwise affect transportation and warehousing providers, such as port and shipping capacity, labor disputes, severe weather or increased homeland security requirements in the U.S. and other countries.  These issues could delay importation of products or require us to locate alternative ports or warehousing providers to avoid disruption to customers.   These alternatives may not be available on short notice or could result in higher transit costs which could have an adverse impact on our business and financial condition.

We are dependent upon others in the normal conduct of our business.

Service Team Inc.  is dependent upon common carrier shipping companies such as FedEx and United Parcel Services to bring electric appliances that require repair to our repair center.   The availability of shipping these products at a competitive price is necessary for Service Team Inc. to be successful.

We are dependent on Service Power Inc. to perform warranty repairs in many locations in the United States and Canada.

Service Team Inc. has contracted with Service Power Inc. an electrical appliance repair company with more than 20,000 field repair persons  in the United States and Canada to assist in repair services.     Service Team Inc.  is dependent on the continuous relationship with Service Power Inc. to maintain repair capability in the many of the communities in the United States and Canada.

If Service Power Inc. were unable to perform the repair services or elected to discontinue doing repair services, it would adversely affect Service Team Inc.’s ability to continue in business.

Technology changes may eliminate the need for warranty repairs.

Televisions consist of six major components, each one has its own repair and maintenance problems.  Technology over the next few years may combine these components into a single solid state component that cannot be repaired.  A computer chip is a good example of this.  Electronic devices used in military aircraft already have this technology.  At the present time, it is not cost effective for consumer electronics.  If this becomes cost effective, it could eliminate the need for warranty repairs.

Large Customers May Create Their Own Warranty Repair Centers.

Large customers, such as Sony, have created their own warranty repair centers in the United States.  Other companies and warranty insurance companies may create repair centers that would reduce the business available to our Company.

Our industry is highly competitive which may adversely affect our performance including our ability to acquire customers.

We work in a highly competitive environment. According to the Consumer Electronics Association, there are over 70 warranty insurance companies in the United States.  We have to sell our ability to these companies to do their warranty work. There are other companies doing warranty repairs that have financial and other resources substantially greater than ours.  We cannot assure you that we will be able to acquire the necessary customers to make our company successful.

Our proposed service and repair operations will be subject to various federal, state and local regulations that will materially affect our operations.

Matters regulated will include permits for premises, consumer protection regulations, labor regulations, and disposal regulations.    While we believe we will be able to substantially comply with all of the applicable laws and regulations, the requirements of such laws and regulations are frequently changed.  We cannot predict the ultimate cost of compliance with these requirements or their affect on actual operations.

If we lose our key personnel, our business and prospects may be adversely affected since we rely on certain key personnel to manage our business.

Service Team, in order to successfully implement its growth plans, is dependent upon its current Board of Directors, which includes Carlos Arreola and Robert L. Cashman.   The loss of Carlos Arreola and/or Robert L. Cashman could have a material adverse effect upon Service Team’s business prospects.    Service Team will depend heavily on its management team to effectively implement the services it offers. There can be no assurance that if a change in management occurs, that management will be able to successfully achieve the goals established herein by Service Team.

Our expenses may exceed our expectations.

From our inception (June 6, 2011) to May 31, 2012, a twelve month period, we incurred a loss of $319,643.  This loss resulted primarily from the organization of the company and moving into a facility.  The set-up costs and improvements in the facility were primary factors in our operating loss.  If our revenue growth is slower than we anticipate or our operating expenses may exceed our expectations it may take an unforeseen period of time to achieve or sustain profitability or we may never achieve or sustain profitability.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Directors and Officers, who will receive no commissions or other remunerations from any sales made hereunder.  They will offer the shares to friends, family members and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling at least 25% of the shares and we receive the proceeds from the sale, we may have to seek alternative financing to implement our Business Plan.

Investors in our common stock will pay a price that substantially exceeds the value of our assets after subtracting our liabilities.

The net tangible book value of our common stock on November 30, 2011, was $(0.019) per share based on 7,466,500 shares outstanding.  Our investors will experience an immediate dilution of 99%.

Investors will contribute 99% of the total amount of capital contribution in the Company but will own only purchase 45% of the outstanding capital stock and 45% of the voting rights.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

We arbitrarily determined our offering price of $1.00 per share. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

We have no minimum offering amount and therefore may not receive any substantial offering proceeds to carry out our Business Plan.

Since we have no minimum offering amount, an investor could receive shares but we may not sell enough shares to receive and apply any substantial net offering proceeds as described in Use of Proceeds, Page 12. As a result of the no minimum offering amount, we are at risk of not being able to successfully carry out our Business Plan.

Management owns enough stock to control Service Team which places investors at risk of not being able to affect management decisions.

Management owns 5,500,000 shares of common stock that is entitled to one (1) vote per share. Upon the consummation of this Offering, the officers and directors of Service Team will beneficially own more than 54% of the voting rights.   It is anticipated that these individuals will be in a position to control the outcome of all matters requiring shareholder or board approval, including the election of directors. Such influence and control is likely to continue for the foreseeable future and significantly diminishes control and influence, which future shareholders may have on Service Team.   See Securities Ownership of Management.

Service Team could issue additional stock which could reduce the value of your investment.

The holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if Service Team  were to elect to sell additional shares of common stock, or securities convertible into or exercisable to purchase shares of common stock following this Offering, persons acquiring common stock in this Offering would have no right to purchase additional shares and, as a result, their percentage equity interest in Service Team  would be diluted. See Description of Securities.

Securities and Exchange Commission rules concerning sales of low-priced securities may hinder re-sales of our common stock.

The Securities might be subject to the low-priced security or so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally monthly statements must be sent disclosing recent price information for the penny stocks held in the customer’s account. In the event the Securities are characterized as a penny stock, the market liquidity for the Securities could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Securities and, thus, the ability of purchasers in this offering to sell their Securities in the secondary market.

Our securities are listed on the over-the-counter-bulletin board (OTC-BB); however, there are no market makers on our stock.    There is no assurance that they will be activly trading on a securities market after this Offering.

The Company has filed an Application with the Federal Investment Regulatory Agency (FINRA) for the stock to be traded on the OTC Bulletin Board. The application has been approved and the company has been assigned a trading symbol of SVTE. The company has applied to the Depository Trust Company (DTC) to have its stock approved for listing on the computerized trading systems used by stock broker dealers. The company’s stock cannot be traded by securities broker/ dealers until we receive their approval. We have no assurance that we will receive their approval.  We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.  If we are successful in having our securities listed on the Over-the-Counter Market, regulators may not permit our investors to sell securities when and in the manner that they wish because there are no automated systems for negotiating trades on the Over-the-Counter Market.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Financial Industry Regularly Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock which may limit your ability to buy and sell our stock and have an adverse affect on the market for our shares depressing our share price.

State Securities Laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our Common stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state.

If we fail to register or qualify, for an exemption for secondary trading of, our Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the marker for the Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of their investment.

We do not intend to pay dividends in the foreseeable future.   Any investment gains will have to come by appreciation in the stock price rather than dividends.

Service Team has paid no dividends to its stockholders and does not plan to pay dividends on its common stock in the foreseeable future. Service Team currently intends to retain any earnings to finance future growth. Investors may receive investment gains through appreciation of value of the stock in the public market.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or project,” or the negative of these words or other variations on these words or comparable terminology.

USE OF PROCEEDS

The following table sets forth management’s estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities. In the event that the entire offering is not sold, the proceeds received would be used for purchase of raw materials and component parts. Purchase of automated machine tools, marketing and increasing receivables and working capital would be deferred until funds were available.

	100% of the Offering or 5,000,000 shares sold	50% of the Offering or 2,500,000 shares sold	25% of the Offering or 1,250,000 shares sold
Total Proceeds	$5,000,000	$2,500,000	$1,250,000
Less:
Commission (1)	-0-	-0-	-0-

Offering expenses	$30,000	30,000	30,000

Net Proceeds	$4,970,000	$2,470,000	$1,220,000

Use of Net Proceeds
Purchase of test equipment, improvements in facilities & inventory:	$1,250,000	$1,000,000	$500,000

Additional Accounting & Admin. Expense:	100,000	100,000	75,000
Computers & Programming:	150,000	150,000	150,000
Increase in working capital: (2)	1,470,000	500,000	300,000
Funding for Acquisitions & Expansion	2,000,000	720,000	195,000
Total use of net proceeds:	$4,970,000	$2,470,000	$1,220,000

(1)     We plan to have our officers and directors offer and sell the shares. They will receive no discounts or commissions. To the extent that our officers and directors sell the shares, the proceeds, which allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(2)     Working capital will be applied to support cash flow, payroll and as a reserve for unexpected expenses.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares. The company has  7,466,500 shares outstanding.  Our net tangible book value attributable to shareholders as of May 31, 2012 was ($147,570) or approximately ($0.02) per share. Net tangible book value per ordinary share as of May 31, 2012 represents the amount of total tangible assets less goodwill, acquired intangible assets net and total liabilities, divided by the number of shares outstanding.

If the maximum offering is sold, we will have 12,466,500 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after May 31, 2012 will be approximately $4,822,430 or $0.39 per share. This would result in dilution to investors in this offering of approximately $.61 per share or approximately 61% from the offering price of $1.00 per share. Net tangible book value per ordinary share would increase to the benefit of present stockholders by $0.388 per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions.

Maximum Offering(1)
Assumed offering price per share	$1.00
Net tangible book value per share before the offering	$(0.02)
Increase per share attributable to payments by new investors	$0.388
Pro forma net tangible book value per share after the offering	$.39
Dilution per share to new investors	$.61

(1)	Assumes net proceeds from offering of 5,000,000 shares of $4,970,000.

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We may retain licensed broker/dealers to assist us in selling our shares, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers are 10%. In the event we choose to sell our shares through broker/dealers, we will file a post effective amendment to this Registration Statement to identify the broker/dealers.

In order to buy shares you must complete and execute the Subscription Agreement and return it to us at 18482 Park Villa Place,  Villa Park, California 92861.  Payment of the purchase price must be made by check payable to the order of Service Team Inc. The check is to be delivered directly to Service Team Inc. at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.	The person is not at the time of their participation, an associated person of a broker/dealer; and,
3.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our Registration Statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us as a possible investment in the offering.  We intend to sell our shares in the United States of America.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency’s (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker/dealer reluctance to undertake the above-described regulatory burdens.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the Registration Statement of which this prospectus is a part.

Service Team is authorized to issue a total of seventy-four million (74,000,000) shares of common stock $0.001 par value and one hundred thousand (100,000) shares of preferred stock $0.001 par value.   When issued, shares will be fully paid and non-assessable. To date, Service Team has issued no preferred shares and  seven  million seven hundred seven thousand five hundred (7,707,500) common shares.

Voting Rights: Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Dividend Rights:  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Liquidation Rights: Upon any liquidation, dissolution or winding up of Service Team , holders of shares of Common Stock are entitled to receive pro rata all of the assets of Service Team  available for distribution to shareholders after distributions are made to holders of Service Team ’s Preferred Stock.

Preemptive Rights: Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Service Team.

Registrar & Transfer Agent: Holladay Stock Transfer, Inc., Holladay Business Plaza, 2939 North 67th Place, Scottsdale, Arizona 85251.   Phone (480) 481-3940, FAX (480) 481-3941.

Stock Options: Service Team Inc. has no stock option plan for its employees and has no current plans to develop one in the immediate future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

Miscellaneous Rights and Provisions.

Holders of our Common Stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. All outstanding shares of our Common Stock are, and the Common Stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Anti-Takeover Effects of Provisions of the Articles of Incorporation.

The authorized but unissued shares of our Common Stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Service Team Inc. that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of Service Team’s Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Service Team by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is listed for trading on the Over-the-Counter-Bulletin-Board (OTC-BB) using the symbol SVTE.   The Common Stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share or in transactions that are not in the public market at a fixed price of $1.00 per share.   We know of no market makers for our Common Stock. The offering price may not reflect the market price of our stock.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business; however, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time, that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material, adverse affect on our business, financial condition or operating results.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of and for the fiscal year ended August 31, 2011, included in this prospectus and the Registration Statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance in such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS

Service Team Inc. was incorporated under the laws of the state of Nevada on June 6, 2011.  Since that time we have been involved in acquiring equipment and personnel and starting the business of repairing televisions, video recorders, laptop computers and cell phones.

Service Team Inc. is a technology based start-up company specializing in the electronics service and repair industry.  The Company is principally involved in the maintenance and repair of television sets, video recorders, laptop computers and cell phones.   The Company operates a complete repair and service center at 2986 Fletcher Parkway.  Unit C,  El Cajon, California 92111.  The center is staffed with a call center, full-time technicians and a complete set of electronic testing equipment to repair televisions, video recorders, laptop computers and cell phones.  The Company also has the ability to repair circuit boards and other components of most electronic devices.

Service Team Inc has entered into an Agreement with Service Power Inc. to provide local service personnel in more  than 20,000 locations in the United Stated and Canada. Service Power Inc. a Great Britian based company has a world wide network of electrical appliance repair persons.

Service Team Inc has developed computer software that equips a customer service representative to diagnose the problems of most televisions over the phone on the customers first call. The software directs the customer service representative to the local repairman that can make the necessary repairs and then orders the parts sent to the field repair man to go to the customer’s location and repair the appliance.  This propriety software was developed by Service Team Inc over the last year.

On television sets that cannot be repaired, Service Team removes the working parts and sells them as used parts to other repair centers.

The majority of electronic devices today such as television sets, video recorders, laptop computers and cell phones are produced in foreign countries, mostly Asia. In the Chinese Province of Guangdong  (near Hong Kong) there are more than 40,000 manufacturers of electronic devices.  Only a few of these companies have a presence in the United States to fulfill the warranty requirements of American retailers.   Service Team is able to fulfill the warranty requirements of these foreign manufacturers so that they may sell their product in the United States.  In addition, there are warranty service companies selling additional warranties or extended warranties on televisions, video recorders, laptop computers and cell phones after the manufacturer’s warranties have expired.  Service Team will provide the actual repair required by these warranty insurance companies.

In addition to the large field force of Service Power Inc., Service Team has developed a procedure of shipping containers to warranty claimants and having the television or other electrical appliance such as video recorders, laptop computers and cell phones shipped to Service Team’s repair center in San Diego, California.  Service Team then repairs or replaces the television or other electrical appliance and returns it to the owner.

Service Team has a price list of services that sets forth a menu of charges for various repairs or replacements.  This price list is given to our customers when we start to do repairs for them.  We do not do business with individual customers.

Service Team is aggressively soliciting warranty insurance companies or electronic manufacturers in the United States and China that can use our services and, in turn, broaden our customer base.  Currently, one warranty insurance company, Warrantech, a division of AmTrust Financial Services, Inc., currently represents about 100% of Service Team’s business.   Service Team is currently in discussions with several electronic manufacturers in both the United States and China and a number of warranty insurance companies to acquire their repair business.  Service Team does not plan to repair products outside the United States and Canada.  The consumer electronics industry lists more than 70 warranty insurance firms in the United States and several thousand manufacturers of electronic devices that require warranty service.  Warrantech and its parent company, AmTrust Financial Services, Inc., represent approximately 15% of the total market.  We are currently doing only a small portion of AmTrust’s repair work.

Service Team has spent the bulk of its first year of business developing software, training its personnel, and acquiring more customers.  As Service Team acquires more customers, it will be necessary to increase the number of technicians.  Service Team currently has two technicians and it is anticipated that it will hire additional technicians as the demand requires.   Service Team also plans to acquire specialized equipment for the repair of the actual screen on flat screen televisions.  This equipment will enable Service Team to substantially increase its revenues on television repairing.

We have projected that if we raise one million dollars, or 20% of this offering, we will have the funds necessary to achieve commercial success, a break-even cash flow and profitable operations.   If we raise two and one-half million dollars, or 50% of the offering, we will be able to expand to other geographic locations thereby reducing our shipping costs.  If we raise the full five million dollars, or 100% of the offering, we will be able to acquire other companies doing a similar business in other parts of the United States.  A new influx of cash would only be required to fund a significant acquisition.  There is no material or product research and development planned in the future.  Research and development would only be required for equipment to repair products that are not yet in the public market.

Service Team is presently operating at a loss.  The organizational costs and starting sales have not produced enough revenue to cover the cost of operation.  The Company currently has on-going  revenues of about $6,000 per month.  This has been increasing every month since we started.   Our initial start-up costs of approximately $394,000 have been already incurred.  Our Company is prepared to handle sales of approximately $90,000 per quarter with our present equipment and personnel.   Our loss for the quarter ending November 30, 2011, is approximately $95,012.  Revenues for the same period were $8,664.   We have the capacity with our present equipment and staff to process $90,000 per quarter additional revenue with a very little increase in cost.  The steps to make the Company profitable are to acquire additional customers/accounts to increase our sales volume.  We have verbal commitments with two new customers starting business with the Company in October, 2012.  This additional business would increase our revenues to approximately $20,000 per month which would cover our cost of operation on a monthly basis.  We are currently in discussions with more than a dozen other warranty companies or electronic manufacturers to acquire their warranty repair business in the year 2012 and 2013.

Description of Property

Service Team rents on a month to month basis 1,200 square feet of office space in a building at 18482 Park Villa Place, Villa Park California  92861. The building is furnished for no charge by Hallmark Venture Group, a related party. The Company rents 550 square feet of shop space at 2986 Fletcher Parkway, Unit C,  El Cajon, California 92020. The Company pays a total of $1,500 per month for these spaces. The Company rents warehouse space as needed for $6.00 per month per pallet in a Bonded Customs Warehouse.  The Company leases office furniture, computer equipment, electronic testing equipment and other equipment used for the conduct of its business.  The lease is with Hallmark Venture Group, Inc. at a rate of $100 per month starting August 1, 2011, and is in force until canceled by either party.  Hallmark Venture Group, Inc. is a related party to Service Team Inc.

Service Team Inc. determined that it did not need the warehouse space located at 7121 Engineer Road, San Diego, California. All shipments coming from outside the United States must be stored in a bonded warehouse until cleared or released by U .S. Government agencies.  It is simpler and more cost effective to store inventory in the approved bonded warehouses. Service Team Inc. negotiated a settlement with Cairo Properties to pay Cairo $ 17,865, plus the deposit $4,320, or a total of $22,185 in return for canceling the lease effective June 1, 2012.

Market Price and Dividends of Registrants Common Securities

Our common stock is not traded on any market or securities exchange. The Company has filed an Application with the Federal Investment Regulatory Agency (FINRA) for the stock to be traded on the OTC Bulletin Board. The application has been approved and the company has been assigned a trading symbol of SVTE. The Company has applied to the Depository Trust Company (DTC) to have its stock approved for listing on the computerized trading systems used by stock broke/ dealers. The company’s stock cannot be traded by securities broke/dealers until we receive the approval of DTC. We have no assurance that we will receive their approval.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share or in transactions that are not in the public market at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our stock.

The Company has never paid a dividend on its common stock and has no plans to do so in the future.  The Company has no equity compensation plans requiring the issuance of stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview of Our Company

Service Team Inc. is a technology based company specializing in the electronics service and repair industry.  The Company is principally involved in the maintenance and repair of television sets and similar electronic devices.  The Company operates a complete repair and service center at 2986 Fletcher Parkway, Unit C,  El Cajon, California 92020.  The center is staffed with full-time technicians and a complete set of electronic testing equipment to repair televisions.  The Company also has the ability to repair circuit boards and other components of most electronic devices. Currently one warranty insurance company, Warrantech , a division of AmTrust Financial Services, Inc. represents about 100% of Service Team’s business.  We do not have any written or oral agreement with Warrantech.  We have provided Warrantech  with our price list and the only contractual obligations are with respect to repair orders  submitted to us by Warrantech.  Warrantech may cease to use our services at any time without notice. We anticipate starting to do business with a new account in the month of October 2012. This new account is a Chinese manufacturer, Novea Group Limited located in Hong Kong China. We have received the blueprints and the required testing equipment to fulfill  the warranty requirements on their products. As with Warrantech we do not have any written or oral agreements with Novea Group Limited. We have provided Novea with our price list and the only contractual obligation will be with respect to repair orders submitted to us. Novea may cease to use our services at any time without notice.

We have been in operation for more than 10 months. During that time we have completed more than 1,000 repairs at a current rate of approximately 25 each week

Our Strategy
Most electronic devices today are produced in foreign countries, mostly Asia. In the Chinese Province of Guangdong  (near Hong Kong) there are more than 40,000 manufacturers of electronic devices.  Only a few of these companies have a presence in the United States to fulfill the warranty requirements of American retailers.   Service Team is able to fulfill the warranty requirements of these foreign manufacturers so that they may sell their product in the United States.  In addition, there are warranty service companies selling additional warranties or extended warranties on televisions, video recorders, laptop computers and cell phones after the manufacturer’s warranties have expired.  Service Team will provide the actual repair required by these warranty insurance companies.

Service Team Inc has entered into an Agreement with Service Power Inc., a Great Britain based public company that has a worldwide network of electrical appliance repair facilities.  Service Power has more than 20,000 locations that provide local repair service in the United States and Canada.

Service Team Inc has developed computer software that equips a customer service reprehensive to diagnose the problems of most televisions over the phone on the customer’s first call. The software directs the customer service representative to the local repairman that can make the necessary repairs and then orders the parts sent to the field repair man to go to the customer’s location and repair the appliance.  This unique software was developed by Service Team Inc over the last year.

In addition to the large field force of Service Power Inc., Service Team has developed a procedure of shipping containers to warranty claimants and having the television or other electrical appliance shipped to Service Team’s repair center in San Diego, California.  Service Team then repairs or replaces the television or other electrical appliance and returns it to the owner.  This will allow the Company to expand into areas that are not serviced by Power Team repair personnel.

Service Team has a price list of services that sets forth a menu of charges for various repairs or replacements.  This price list is given to our customers when we start to do repairs for them.  We do not do business with individual customers.

Service Team is aggressively soliciting warranty insurance companies or electronic manufacturers in the United States and China that can use our services and, in turn, broaden our customer base.  Currently, one warranty insurance company, Warrantech, a division of AmTrust Financial Services, Inc., currently represents about 100% of Service Team’s business.   Service Team is currently in discussions with several electronic manufacturers in both the United States and China and a number of warranty insurance companies to acquire their repair business.  Service Team does not plan to repair products outside the United States and Canada.  The consumer electronics industry lists more than 70 warranty insurance firms in the United States and several thousand manufacturers of electronic devices that require warranty service.  Warrantech and its parent company, AmTrust Financial Services, Inc., represents approximately 15% of the total market.  We are currently doing only a small portion of AmTrust’s repair work.

Service Team has spent the bulk of its first year of business developing software, training its personnel, and acquiring more customers.  As Service Team acquires more customers, it will be necessary to increase the number of technicians.  Service Team currently has two technicians and it is anticipated that it will hire additional technicians as the demand requires.   Service Team also plans to acquire specialized equipment for the repair of the actual screen on flat screen televisions.  This equipment will enable Service Team to substantially increase its revenues on television repairing.

Financial Condition
As of May 31, 2012, we had assets of $8,526 including current assets of $3,841.  During the period from inception to May 31, 2012 we also received additional income from sales of approximately $68,001.  This represents cash received in the nine months of operation ending May 31, 2012. Sales increased from $6,450 for the fiscal year ended August 31, 2011 to $68,001 for the nine months period ended May 31, 2012. We have no long term debt and only accounts payable of $10,469.  Our shareholder, Hallmark Venture Group, Inc., is owed $97,150 and accrued payroll for employees during the organization period totals $48,477.  The amount owed Hallmark Venture Group, Inc. are funds advanced to pay our on going expenses . Hallmark Venture Group, Inc. is prepared to advance us additional funds as needed.  There is no firm payback date.  It is to be repaid when we have funds available.    Accrued payroll is for work performed by employees during the organizational stage of the Company.  There is no firm date which these are to be paid.  It is to be repaid when we have funds available.   We believe our ability to achieve commercial success and continued growth will be dependent upon our continued access to capital either through additional sale of our equity or cash generated from operations.  We will seek to obtain additional working capital through the sale of our securities.  We will attempt to obtain additional capital through bank lines of credit; however, we have no agreements or understandings with third parties at this time.  Service Team Inc. received approval of an S-1 Registration Statement to sell 5,000,000 shares of its Common Stock on February 29, 2012.  After receiving approval, Service Team Inc. applied to the Federal Investment Regulatory Agency (FINRA) for listing on the OTC-BB.  The application for listing was approved and the Company was assigned the trading symbol SVTE.  A condition of the approval required Service Team Inc. to terminate the S-1 Offering. During the organization of the Company the Company sold 7,084,500 shares to the organizers for $7,575.  The Company then sold 552,000 shares for $0.10 per share to friends and family of the organizers for a total of $62,775.  The Company then sold, pursuant to its S-1 Offering, 271,000 shares for a total of $271,000.   The Company filed a post effective amendment to its S-1 registration on September 28, 2012, removing the unsold shares from registration.  The Company has filed a subsequent S-1 Registration to sell 5,000,000 shares pursuant to this prospectus.

Directors and Executive Officers

The following table sets forth the names of the members of the Company’s Board of Directors, Executive Officers, and the position with the Company held by each.

Name	Position
Carlos Arreola	President, Director, CEO
Robert L. Cashman	Vice President, Secretary, Director, CFO, CAO

Each director is elected to hold office for a one-year period or until the next annual meeting of shareholders and until his/her successor has been qualified and elected following the one-year of service. The Officers serve at the discretion of the Company’s directors.  There are no understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Management’s Biographies

The following is a brief account of business experience for each director and executive officer of the Company.

CARLOS  ARREOLA, PRESIDENT, DIRECTOR, CHIEF EXECUTIVE OFFICER

Mr. Carlos Arreola, President of Service Team Inc., brings a wealth of experience in the repair and maintenance of televisions and similar appliances.  A brief summary of his work history is as follows:

1979-1986	RCA Corporation, worked as a repair technician on RCA’s televisions and similar small appliances.

1986-1992
General Electric Small Appliance Repair Division, RCA Corp Repair  Division was acquired by General Electric.  Mr. Arreola was employed by General Electric as a Supervisor in Small Appliance Repair and ultimately became the leader of the San Diego repair center.

1992-2008	General Electronics, Manager/Owner. Started his own television repair business in San Diego, California.

2008-2011	Orbital Enterprises, Inc. Mr. Arreola sold his company, General Electronics, to Orbital Enterprises, Inc. and became manager of the Service and Repair Department of Orbital Enterprises, Inc.

2011-Present
Service Team Inc.  Mr. Arreola became Chief Executive Officer of Service Team Inc., a new company organized by Mr. Arreola and Mr. Robert Cashman’s company, Hallmark Venture Group, Inc.  Mr. Arreola is responsible for all aspects of the company.

Mr. Arreola directs a crew of technicians repairing televisions and similar small appliances from Service Team Inc.’s facility in El Cajon, California. Mr. Arreola has received extensive training in the repair and maintenance of electronic devices. He has received a degree from the Electronic Technical Institute and has specialized training in digital micro processing from the General Electric Institute and Colman College.  Mr. Arreola also holds a theological degree from Christian Services Training Institution.

ROBERT L. CASHMAN-VICE PRESIDENT, SECRETARY, DIRECTOR, CHIEF FINANCIAL OFFICER, CHIEF ACCOUNTING OFFICER

Mr. Robert L. Cashman has a diverse background and brings a wealth of experience to the Service Team Inc. organization.  A brief outline of his employment background is as follows:

1956-1960	Management Trainee/Field Representative, Aetna Casualty & Surety Company (first job out of college). Worked in various departments in the insurance company.

1960-1972	President/Owner, Security Plus Life Insurance Company. Organized Security Plus Life Insurance Company. The company wrote credit life and disability insurance on various types of loans.

1972-1982	ITT Corporation. Sold Security Plus Life Insurance Company to ITT and worked for ITT in their Acquisition Department involved in numerous acquisitions and public offerings.

1982-1992	President/Owner, Pacific Envelope Company. Manufacturer and printer of envelopes and publisher of weekly newspapers. Sold the company in 1992.

1992-2005	President, Owner, Charleston Group. Business consulting firm. Consulting on all types of business issues.

2005-Present	President, Hallmark Venture Group, Inc. Business consulting and venture capital firm.

Mr. Cashman has received some prestigious awards from the business community including membership in the Young Presidents Organization, and the INC Magazine Hall of Fame.

Mr. Cashman has also received numerous awards for his continued involvement in civic activities including a member of the Orange County Airport Commission (24 years), operators of the John Wayne Airport, serving on the Governing Board of the local and national YMCA (12 years), and a long term involvement with the Boy Scouts of America on both the local and national basis.  He currently serves on the City of Anaheim’s Work Force Development Board, the city agency that allocates federal funding for educational programs in the city. Mr. Cashman served as an aviation officer (pilot) in the Korean War, owns and flies his own airplane and serves on the boards of several aviation organizations.  He is a graduate of the University of California, Los Angeles (UCLA).

Remuneration of Directors and Officers

Service Team Inc. has made no provisions for paying cash or non-cash compensation to its officers and directors.  No salaries are being paid at the present time to our officers and directors and none have been paid or owed from inception to date.

Legal Proceedings

To our knowledge none of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Principal Shareholders

The following table sets forth the beneficial ownership of common stock of the Company by the officers, directors and control persons, as a group, before this offering and after this offering, assuming the sale of all stock offered herein:

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
Hallmark Venture Group, Inc. **	5,000,000	65%	39%
Carlos Arreola	500,000	6.5%	4%
TOTAL OFFICERS, DIRECTORS AND CONTROL PERSONS	5,500,000	71.5%	43%

** Robert L. Cashman is a beneficial owner of Hallmark Venture Group, Inc.

Executive Compensation

The Company has no plans for compensating executives at this time.  All of the executives are officers or directors of the Company.

Employment Agreements

To date the Company has no employment agreements in effect with its officers or directors.

Compensation of Directors

We do not pay compensation to our directors for their services and for their attendance at meetings.  We will reimburse directors for reasonable expenses incurred during the course of their performance.

Stock Incentive Plan

At present we do not have a stock incentive plan in place.  We have not granted any options to our officers and directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of common stock of the Company by the officers and directors, as a group, before this offering and after this offering, assuming the sale of all stock offered herein:

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
Hallmark Venture Group, Inc. **	5,000,000	65%	39%
Carlos Arreola	500,000	6.5%	4%
TOTAL OFFICERS, DIRECTORS AND CONTROL PERSONS	5,500,000	71.5%	43%

** Robert L. Cashman is a beneficial owner of Hallmark Venture Group, Inc.

CORPORATE GOVERNANCE

Director Independence

At the present time, we have two directors who are both “insiders.”  Director, Carlos Arreola, also serves as President, CEO and Director, Robert L. Cashman, also serves as Vice President, Secretary, and Chief Financial Officer.  We are currently recruiting outside directors who have some knowledge of our business.  New directors are nominated by either of the present directors and voted on by the Board of Directors.  Each director is elected to hold office for a one year period or until the next Annual Meeting of Shareholders and until his/her successor has been qualified and elected following the one year of service.  We have not adopted a formal code of ethics as we only have two officers and directors and will adopt a code of ethics when we have appointed independent directors.  The Officers serve at the discretion of the Company’s directors.  There are no understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.  Robert L. Cashman serves as Chairman and Secretary of the Board.

Carlos Arreola, the Company’s Chief Executive Officer, serves as a member of the Board.

The Board of Directors has held three Special Directors’ Meetings since the inception of the Company.  All the directors attended all of the meetings.  It is a policy of the Company that all Board Members attend all Board Meetings and the Annual Meeting.

Committees

At the present time, the Board of Directors serves as an Audit Committee, Nominating Committee and Compensation Committee.  None of these committees have had any meetings since the inception of the Company.  It is planned that as we add independent Board Members we will activate these committees.

NOMINATING COMMITTEE:  Director Carlos Arreola and Director Robert L. Cashman participate in consideration of director nominees.  At the present time Service Team is too small to warrant a Nominating Committee.

AUDIT COMMITTEE:  Due to only having two directors, we do not have a separate Audit Committee or a Financial Expert as defined in Rule S-K, Rule 407.  The Board of Directors serves as the Audit Committee.

COMPENSATION COMMITTEE:   The Board of Directors acts as the Compensation Committee. The directors feel Service Team is too small to have a Compensation Committee at this time.  As additional directors are appointed, a formal Compensation Committee will be established.

SHAREHOLDER COMMUNICATIONS:  Shareholders may send written communicatd on the Company’s web site:  Serviceteam.com

Transactions with Related Persons, Promoters and Certain Control Persons

On July 25, 2011, the Company entered into a Lease Agreement with Hallmark Venture Group, Inc. to lease furniture, office equipment, computers, work benches, test equipment, telephones, and miscellaneous equipment and tools used to repair televisions and electrical appliances.  The Lease calls for a payment of $100 per month for three years to Hallmark Venture Group, Inc. effective August 1, 2011.  The Company also has an Agreement with Hallmark Venture Group, Inc. to loan operating capital to the Company as needed until the Company is able to fund itself.    Robert L. Cashman, Vice President, Secretary, Director and Chief Financial Officer, is the beneficial owner of Hallmark Venture Group, Inc.

Commission’s Position on Indemnification on Securities Act Liabilities

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breech of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation law.  Nevada law provides that the directors of a company will not be personally liable for monetary damages for breech of their fiduciary duty as directors, except for liabilities.

•	For any breech of their duty for loyalty to us or our security holders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation law; or,
•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation law, if our Board of Directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

FINANCIAL STATEMENTS

TABLE OF CONTENTS
June 6, 2011 (Inception)  to August 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Service Team Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Service Team Inc. (a development stage company) as of August 31, 2011, and the related statements of operations, changes in shareholders' deficit, and cash flows for the period from June 6, 2011, (inception) through August 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Team Inc. as of August 31, 2011, and the results of its operations, changes in shareholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
November 28, 2011

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF AUGUST 31, 2011

August 31, 2011
Accounts Receivable	$6,450

Total Current Assets	6,450

Deposits	4,320
Prepaid Expenses	2,002
Total Non-Current Assets	6,322

TOTAL ASSETS	$12,772

LIABILITIES & SHAREHOLDERS’ (DEFICIT)
Accounts Payable	$3,387
Due to Hallmark Venture Group, Inc.*	13,200
Accrued Payroll	18,155
Total Current Liabilities	34,742
TOTAL LIABILITIES	34,742

SHAREHOLDERS’ (DEFICIT)
Common Stock, $.001 par value, 74,000,000
Authorized, 6,000,000 Issued and Outstanding	6,000
Additional Paid In Capital	23,027
(Deficit) Accumulated
During Development Stage	(50,997)
TOTAL SHAREHOLDERS’ (DEFICIT)	(21,970)

TOTAL LIABILITIES & SHAREHOLDERS’ (DEFICIT)	$(12,772)

 * Related Party

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR PERIOD
JUNE 6, 2011 (Inception) to
 AUGUST 31, 2011

June 6, 2011 (Inception) to August 31, 2011
REVENUES
Sales	$6,450

OPERATING EXPENSES
Cost of Sales	26,755
General & Administrative Expenses	30,692
Total Operating Expenses	57,447

NET INCOME (LOSS)	$(50,997)

Weighted average number of common shares outstanding – basic and fully diluted	6,000,000

Net (loss) per share – basic and fully diluted	0.01

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
Statement of Shareholders’ Deficit
June 6, 2011 (Inception) to August 31, 2011

	Shares	Amount	Additional Paid In Capital	Accumulated Deficit During Development Stage	Total
Balance June 6, 2011 (inception) Founders shares	6,000,000	$6,000	$-	$-	$6,000

Contributed Capital	-	-	23,027	-	23,027

Net Loss	-	-	-	(50,997)	(50,997)

Balance August 31, 2011	6,000,000	$6,000	$23,027	$(50,997)	$(21,970)

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
Statement of Cash Flow
June 6, 2011 (Inception) to August 31, 2011

June 6, 2011 (Inception) to August 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(50,997)

Change in Operating Assets & Liabilities
Accounts Receivable	(6,450)
Deposits and Prepaid Expenses	(6,323)
Accounts Payable	3,387
Due to Hallmark Venture Group, Inc. *	13,200
Accrued Payroll	18,155

Net Cash (Used In) Operating Activities	$(29,027)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds From Sale of Stock	6,000
Capital Contributions	23,027

Net Cash Provided By Financing Activities	$29,027

Net Increase (decrease) in cash and cash equivalents	-

Cash Equivalents at Beginning	-

Cash Equivalents at End	$-

Supplemental Disclosures:
Interest Paid	-
Taxes Paid	-

* Related Party

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

NOTE 1  ORGANIZATION AND BASIS OF PRESENTATION

Background

Service Team Inc. was incorporated pursuant to the laws of the State of Nevada on June 6, 2011.  The Company intends to commence business operations by service and repair of electrical appliances to fulfill the warranty obligations of manufacturers and insurance companies.  It is a development stage company that has limited operating history and has earned minimal revenues.  Since the inception, the company has been primarily devoting its activities to the following: developing a business plan, determining the market for the company’s services, developing standardized procedures for repairing the appliances, a computerized tracking system for tracking work in progress in the repair facility and capital formation.  Service Team Inc. (“Company”) is in the initial development stage and has incurred losses since inception that total $50,997.

The Company has established a fiscal year end of August 31.

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a negative equity since inception (June 6, 2011) through August 31, 2011, of $21,970.   The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.   There can be no assurance that the Company will be successful in order to continue as a going concern.  The Company is funding its initial operations by issuing common shares and debt.   As of August 31, 2011, the Company had issued 6,000,000 shares sold at $0.001 per share for net funds to the Company of $6,000. The

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company has received capital from Hallmark Venture Group, Inc., in the amount of $23,027.  The major shareholder, Hallmark Venture Group, Inc., has committed to advancing additional funds as may be required for the operation of the Company.  There is no formal agreement for additional contributions of capital and we cannot be certain that capital will be provided when it is required.

Property and Equipment

The Company does not own any property or equipment.   The Company leases office and shop space from Cairo Properties, 7111 Engineer Road, San Diego, California 92111.   The Company leases furniture and equipment from Hallmark Venture Group, Inc., a related party.  Hallmark Venture Group, Inc., a related party, is also supplying working capital for continued operations. Both leases are considered to be operating leases for reporting purposes.

Inventory

The Company does not own  inventory.  Parts are supplied to the Company without charge by the manufacturers of the electrical appliance for use in making the warranty repairs as needed. Any unused parts are considered to be immaterial as of year end.

Lease Commitments

The Company leases 4,800 square feet of office and shop space from Cairo Properties, 7111 Engineer Road, San Diego, California 92111.  The lease rate is $4,320 per month for a term of three years.

The Company leases all of its furniture and equipment for $100 per month from Hallmark Venture Group, Inc., a related party.    The Company is responsible for the maintenance of the property.   Maintenance, repairs and renewals are expensed as incurred.   (See Related Party Transactions.)

The table below reflects the future minimum lease payments required as of the date of August 31, 2011, for each of the five succeeding fiscal years.

2012	$51,840
2013	$51,840
2014	$51,840
2015	$0
2016	$0
TOTAL	$155,520

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Service Team Inc. has agreements to repair or replace electrical appliances, mostly televisions for Warrantech and Pure Tek, two of the largest warranty insurance companies in the United States and several Asian manufacturers of televisions sets. The agreements or memos of understanding set forth a menu of charges for various repairs or replacements. We do not do business with individual customers.

When an order is received to repair a television or other electrical appliance, the item is picked up and transported to our service facility.  We examine it, determine what must be repaired, and repair it. The decision to repair or replace the appliance is made by Service Team technicians.  The repaired or replaced appliance is then shipped back to the customer.  At the time of shipment, an invoice is prepared itemizing the charges and costs to the customer.  This invoice is entered into our accounting system and is recognized as revenue at that time.  Our invoice is paid by the warranty insurance companies or the television manufacturer.  We do not take title to the product.

As described above, in accordance with the requirements of ASC 605-10-599, the Company recognizes revenue when (1) persuasive evidence of an arrangement exists (contracts); (2) delivery has occurred; (3) the seller’s price is fixed or determinable (per the customer’s contract); and (4) collectability is reasonably assured (based upon our credit policy).

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents on August 31, 2011.

Accounts Receivable Policy

All accounts receivable are due seven (7) days  from the date billed. If the funds are not received within 7 seven days the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable accounts receivable. All accounts were considered collectable at period end and no allowance for bad debts was considered necessary.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value

In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Concentrations

At the present time, Service Team Inc. has only one customer, the Warrantech division of AmTrust Financial Services, Inc.  This represents 100% of its sales.  Accounts receivable as of August 31, 2011, were $6,450, all from Am Trust Financial Services, Inc.   The Company anticipates additional business from Pure Tek and several Asian televisions manufacturers that reduce the dependency on a single customer.

Income Taxes

The Company has adopted ASC 740 for reporting purposes. As of August 31, 2011 the Company had net operating loss carry forwards of approximately $50,997 that may be available to reduce future years’ taxable income and will expire beginning in 2028.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, which provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP.

The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The adoption of this ASU did not impact the Company's results of operations or financial condition.

The Company has adopted the FASB Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles—Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of August 31, 2011, and the period then ended on a recurring basis:

Total
Realized
Description	Level 1	Level 2	Level 3	Loss
	$-	$-	$-	$-
Totals	$-	$-	$-	$-

NOTE 4 – CAPITAL STOCK

The Company’s authorized capital is 74,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of August 31, 2011, the Company had issued 6,000,000 shares of common stock in the Company at $0.001 per share to a related party in exchange for $6,000 cash.   No preferred shares have been issued.

As of August 31, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – RELATED PARTY TRANSACTIONS

On July 25, 2011, the Company entered into a lease agreement with Hallmark Venture Group, Inc. to lease furniture, office equipment, computers, work benches, test equipment, telephones and miscellaneous equipment and tools used to repair televisions and electrical appliances.  The lease calls for a payment of $100 a month for three years payable to Hallmark Venture Group, Inc., effective August 1, 2011.  Robert L. Cashman, Vice President and Secretary of Service Team Inc., is the beneficial owner of Hallmark Venture Group, Inc.This is considered to be an operating lease for reporting purposes.

As of August 31, 2011, the Company received $23,027 in contributed capital from Hallmark Venture Group, Inc., and $13,200 in non-interest bearing loans.  The loans from Hallmark Venture Group, Inc. are for general operating costs and are to be repaid in less than one year. Hallmark Venture Group, Inc. and its beneficial owner, Robert L. Cashman, is Secretary and Director and controlling shareholder of Service Team Inc.

The Company’s authorized capital is 74,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of August 31, 2011, the Company had issued 6,000,000 shares of common stock in the Company at $0.001 per share to a related party in exchange for $6,000 cash.   No preferred shares have been issued.

NOTE 6 –INCOME TAXES

The Company has $50,997 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal year 2031. The deferred tax asset, statutory tax rate, and the amount of the valuation allowance are indicated below.

August 31, 2011
Net loss before taxes	$(50,997)
Statutory rate	34%
Expected tax recovery	$(17,339)
Change in valuation allowance	17,339
Total	$-

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of August 31, 2011 & May 31, 2012

	8/31/2011	5/31/2012
ASSETS		(unaudited)
Cash	-	113
Accounts Receivable	6,450	3,728
Total Current Assets	6,450	3,841

Deposit on Office	4,320	4,320
Prepaid Expenses	2,002	365
Total Non-Current Assets	6,322	4,685

TOTAL ASSETS	12,772	8,526

LIABILITIES & SHAREHOLDERS' (DEFICIT)
Accounts Payable	3,387	10,469

Due Hallmark Venture Group Inc*	13,200	97,150
Accrued Expenses	18,155	48,477
TOTAL LIABILITIES	34,742	156,096

Common Stock ($.001 par value, 74,000,000 authorized 6,000,000 issued and outstanding as of 8-31-11 and 7,466,500 as of 5-31-2012)	6,000	7,467
Additional Paid In Capital	23,027	173,306
Subscription Receivable	-	(8,700)
Deficit Accumulated During Development Stage	(50,997)	(319,643)
TOTAL SHAREHOLDERS' (DEFICIT)	(21,970)	(147,570)

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)	12,772	8,526

* Related Party
 The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2012
AND FOR THE PERIOD FROM
JUNE 6, 2011 (INCEPTION) TO MAY 31, 2012 (UNAUDITED)

	3 Months	9 Months	Inception
	Ended	Ended	to
	5/31/2012	5/31/2012	5/31/2012

Revenues
Sales	8,664	68,001	74,451

Operating Expenses
Cost of Sales	45,080	158,935	185,690
General & Administrative	58,596	177,712	208,404
Total Expenses	103,676	336,647	394,094

Net Income (Loss)	(95,012)	(268,646)	(319,643)

Weighted Average Number of	7,334,348	6,638,984
Common Shares Outstanding
Basic and Fully Diluted

Net (Loss) Per Share-Basic and	(0.01)	(0.04)
Fully Diluted

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' DEFICIT
JUNE 6, 2011 (INCEPTION) TO MAY 31, 2012 (Unaudited)

					Deficit
					Accumulated
			Additional		During
	Common		Paid In	Subscriptions	Development
	Shares	Amount	Capital	Receivable	Stage	Total

Balance June 6, 2011 (Inception) Founders' Shares	6,000,000	6,000	-	-	-	6,000

Contributed Capital			23,027	-	-	23,027

Net Loss	-	-	-	-	(50,997)	(50,997)

Balance August 31, 2011	6,000,000	6,000	23,027	-	(50,997)	(21,970)

Imputed Interest on Related Party Debt		-	5,095	-	-	5,095

Shares Issued for Cash	1,379,500	1,380	39,551	-	-	40,931

Shares Issued for Subscription Receivable	87,000	87	8,613	(8,700)	-	-

Stock Based Compensation	-	-	97,020	-	-	97,020

Net Loss	-	-	-	-	(268,646)	(268,646)

Balance May 31, 2012	7,466,500	7,467	173,306	(8,700)	(319,643)	(147,570)

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED 5/31/2012 AND
6/6/2011 (INCEPTION) TO 5/31/2012 (UNAUDITED)

	9 Months Ended	Inception to
	5/31/2012	5/31/2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	(268,646)	(319,643)
Adjustments to reconcile net loss with cash used in operations:
Stock Based Compensation Expense	97,020	97,020
Imputed Interest	5,095	5,095

CHANGE IN OPERATING ASSETS AND LIABILITIES
Accounts Receivable	2,722	(3,728)
Accrued Expenses	30,322	48,477
Deposits & Prepaid Expenses	1,638	(4,685)
Accounts Payable	7,081	10,469
Net Cash (Used in) Operating	(124,768)	(166,995)
Activities)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	40,931	46,931
Capital Contributions	-	23,027
Loans *	83,950	97,150
Net Cash Provided From	124,881	167,108
Financing Activities

Net Increase (decrease) In Cash and Cash Equivalents	113	113

Cash at Beginning of Period	-	-
Cash at End of Period	113	113

Supplemental Disclosures
Interest Paid	-	-
Taxes Paid	-	-

* Related Party
Non-cash transactions:
Shares issued for subscriptions receivable	(8,700)	(8,700)

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 6, 2011 (Inception) to May 31, 2012 and
the Three and Nine Month Periods Ending May 31, 2012
(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Background

Service Team Inc. was incorporated pursuant to the laws of the State of Nevada on June 6, 2011.  The Company intends to commence business operations by service and repair of electrical appliances to fulfill the warranty obligations of manufacturers and insurance companies.  It is a development stage company that has limited operating history and has earned minimal revenues.  Since the inception, the company has been primarily devoting its activities to the following: developing a business plan, determining the market for the company’s services, developing standardized procedures for repairing the appliances, a computerized tracking system for tracking work in progress in the repair facility and capital formation.  Service Team Inc. (“Company”) is in the initial development stage and has incurred losses since inception that total $319,643.

The Company has established a fiscal year end of August 31.

Basis of Presentation

The financial statements present the balance sheet, statements of operations, shareholders’ deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.  The accompanying unaudited, condensed financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.

All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Development Stage Company

The Company is currently considered a development stage company.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operation and cash flows from inception to the current balance sheet date.  An entity remains in the development stage until such a time as, among other factors, revenues have been realized.  To date, the development stage of the Company’s operations consist of developing the business model, marketing concepts and beginning sales efforts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a negative equity since inception (June 6, 2011) through May 31, 2012, of $147,570. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares and debt. As of May 31, 2012, the Company had sold 6,000,000 shares to Hallmark Venture Group, Inc. at $0.001 per share for net funds to the Company of $6,000 and received capital contributions of $23,027. The Company has also sold 1,466,500 shares to various individuals and received net funds of $40,931 and a Subscription Receivable of $8,700. Hallmark Venture Group, Inc. has also loaned the Company $97,150.  The major shareholder, Hallmark Venture Group, Inc., has committed to advancing additional funds as may be required for the operation of the Company. We cannot be certain that capital will be provided when it is required.

Property and Equipment

The Company does not own any property or equipment. The Company leases office and shop space from Cairo Properties, 7111 Engineer Road, San Diego, California 92111. The Company leases furniture and equipment from Hallmark Venture Group, Inc., a related party. Hallmark Venture Group, Inc., a related party, is also supplying working capital for continued operations. Both leases are considered to be operating leases for reporting purposes.

Inventory

The Company does not own inventory.  Parts are supplied to the Company without charge by the manufacturers of the electrical appliance for use in making the warranty repairs as needed. Any unused parts are considered to be immaterial as of year end.

Lease Commitments

The Company leases 4,800 square feet of office and shop space from Cairo Properties, 7111 Engineer Road, San Diego, California 92111. The lease rate is $4,320 per month for a term of three years.

The Company leases all of its furniture and equipment for $100 per month from Hallmark Venture Group, Inc., a related party. The Company is responsible for the maintenance of the property. Maintenance, repairs and renewals are expensed as incurred. (See Related Party Transactions.)

The table below reflects the future minimum lease payments required as of the date of May 31, 2012, for each of the three succeeding fiscal years.

2012	$30,940
2013	$53,040
2014	$35,360
TOTAL	$119,340

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Service Team Inc.’s business is to repair or replace electrical appliances, mostly televisions, covered by warranties or insurance companies.  The Company currently does business with one warranty insurance company and is soliciting business from several warranty insurance companies and Asian electronic manufacturers.  The Company has a price list of its services that sets forth a menu of charges for various repairs or replacements. We do not do business with individual customers.

When an order is received to repair a television or other electrical appliance from the manufacturer or the warranty insurance company, the item is picked up and transported to our service facility by a parcel delivery service.  We examine it, determine what must be repaired, and repair it.  The decision to repair or replace the television, video recorder, laptop computer or cell phone is made by Service Team technicians.   The repaired or replaced appliance is then shipped back to the customer.  At the time of shipment, an invoice is prepared itemizing the charges and costs to the customer.  This invoice is entered into our accounting system and is recognized as revenue at that time.  Our invoice is paid by the warranty insurance companies or the television manufacturer.  We do not take title to the product.

As described above, in accordance with the requirements of ASC 605-10-599, the Company recognizes revenue when (1) persuasive evidence of an arrangement exists (contracts); (2) delivery has occurred; (3) the seller’s price is fixed or determinable (per   the customer’s contract); and (4) collectability is reasonably assured (based upon our credit policy).

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents on May 31, 2012, or August 31, 2011.

Accounts Receivable Policy

All accounts receivable are due thirty (30) days from the date billed. If the funds are not received within thirty (30) days the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable accounts receivable. All accounts were considered collectable at period end and no allowance for bad debts was considered necessary.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value

In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Concentrations

At the present time, Service Team Inc. has one customer, the Warrantech division of AmTrust Financial Services, Inc, represents all of our sales.  Accounts receivable as of August 31, 2011, was $6,450, and as of May 31, 2012, was $3,728, all from AmTrust Financial Services, Inc.   The Company anticipates obtaining additional business from its other customers that will reduce the Company’s dependency on Warrantech.

Income Taxes

The Company has adopted ASC 740 for reporting purposes. For the period from June 6, 2011 to May 31, 2012, the Company had net operating loss carry forwards of approximately $319,643 that may be available to reduce future years’ taxable income and will expire beginning in 2028.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

Net Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock Based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. The President and Vice President of Service Team Inc. have purchased shares in the Company at par value, $0.001.  See “Related Party Transactions” in Note 5.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income,” which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on October 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on October 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring.” This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Company beginning October 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Company beginning October 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

• Level 1. Observable inputs such as quoted prices in active markets;

• Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

• Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

The following table presents assets that were measured and recognized at fair value as of August 31, 2011 and May 31, 2012, and the period then ended on a recurring basis:

Total
Realized
Description	Level 1	Level 2	Level 3	Loss
	$-	$-	$-	$-
Totals	$-	$-	$-	$-

NOTE 4 – CAPITAL STOCK

The Company’s authorized capital is 74,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of August 31, 2011, the Company had issued 6,000,000 shares of common stock in the Company at $0.001 per share to a related party in exchange for $6,000 cash.  During the nine months ended May 31, 2012, the Company issued an additional 1,466,500 common shares in exchange for $40,931 in cash and a Subscription Receivable of $8,700. No preferred shares have been issued.

As of August 31, 2011 and May 31, 2012, the Company has not granted any stock options.  The Company has received additional paid in capital of $97,020 as stock based compensation.

Stock Based Compensation

We have accounted for stock based compensation under the provisions of FASB Accounting Standards codification (ASC) 718-10-55.  (Prior authoritative literature:  FASB Statement 123 (R), Share-based payment.)  This statement requires us to record any expense associated with the fair value of stock based compensation.  Determining fair value requires input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

NOTE 5 – RELATED PARTY TRANSACTIONS

On July 25, 2011, the Company entered into a lease agreement with Hallmark Venture Group, Inc. to lease furniture, office equipment, computers, work benches, test equipment, telephones and miscellaneous equipment and tools used to repair televisions and electrical appliances.  The lease calls for a payment of $100 a month for three years payable to Hallmark Venture Group, Inc., effective August 1, 2011.  Robert L. Cashman, Vice President and Secretary of Service Team Inc., is the beneficial owner of Hallmark Venture Group, Inc.  This is considered to be an operating lease for reporting purposes.

As of August 31, 2011 and May 31, 2012, the Company received $23,027 and $23,027, respectively, in contributed capital from Hallmark Venture Group, Inc., and $13,200 and $97,150, respectively, in non-interest bearing loans. The contribution does not bear interest.  We, therefore, imputed interest of $5,095, charging expense with that amount and increasing Additional Paid in Capital.  The loans from Hallmark Venture Group, Inc. are for general operating costs and are to be repaid as funds are available. Hallmark Venture Group, Inc. and its beneficial owner, Robert L. Cashman, is Secretary and Director and controlling shareholder of Service Team, Inc.

The Company’s authorized capital is 74,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of August 31, 2011 and May 31, 2012, the Company had issued 6,000,000 shares of common stock in the Company at $0.001 per share to a related party in exchange for $6,000 cash and contributed capital of $23,027.   On May 31, 2012, Hallmark Venture Group, Inc. had contributed a total of $23,027 in contributed capital.

NOTE 5 – RELATED PARTY TRANSACTIONS (continued)

During the second quarter of 2012, the Company has also issued 500,000 shares to its President, Carlos Arreola, for a cash payment of $500; and 100,000 shares to its Vice President, Douglas K. Dungee, for a cash payment of $100.  These shares were priced at par value, $0.001 per share.  This resulted in a charge to expenses of $59,400 in stock based compensation as provided by FASB Accounting Standards Codification (“ASC”) 718-10-55; due to the fact that the cash value to non-related party investors is at $0.10 per share. See “Stock Based Compensation” in Note 4.

During the third quarter of 2012, the Company issued 380,000 shares to various individuals, priced at par value $0.001 per share, totaling cash receipts of $380. This resulted in a charge to expenses of $37,620 in stock based compensation as provided by ASC 718-10-55; due to the fact that the cash value to non-related party investors is at $0.10 per share. See “Stock Based Compensation” in Note 4. No preferred shares have been issued.

NOTE 6 – INCOME TAXES

As of May 31, 2012, the Company has $217,528 of net estimated tax loss carry forwards for tax purposes, commencing in the fiscal year 2013 which may be applied against future taxable income.   Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes.  The components of these differences are as follows:

	Inception to May 31, 2012	Inception to August 30, 2011
Net tax loss carry-forwards	$217,528	50,997
Statutory rate	34%	34%
Expected tax recovery	73,960	17,339
Change in valuation allowance	(73,960)	(17,339)
Income tax provision	$-	-

Components of deferred tax asset:
Non capital tax loss carry forwards	$73,960	17,339
Less: valuation allowance	(73,960)	(17,339)
Net deferred tax asset	$-	-

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.   The Company has determined that the following events warrant disclosure.

(1)   The company canceled its lease effective June 1, 2012 on the building at 7121 Engineer Road San Diego, California by paying a cancelation fee of $22,185. The company leased more suitable property on a month to month basis for $1,500 par month with no deposit.

(2)   The company entered into an agreement with Service Power Inc. to perform repairs on electrical appliances as needed.

(3)  The company sold additional shares of 1,707,500 of its common stock to raise the total outstanding to 7,707,500 shares for $321,050.

(4)  The company filed a post effective amendment to its S-1/A removing the unsold shares from registration.

PART II

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$682
Accounting Fees and Expenses	$8,000
Legal Fees and Expenses	$8,000
Transfer Agent Fees and Expenses	$2,500
Printing	$8,818
Total	$30,000

Item 14. Indemnification of Directors and Officers

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breech of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation law.  Nevada law provides that the directors of a company will not be personally liable for monetary damages for breech of their fiduciary duty as directors, except for liabilities.

•	For any breech of their duty for loyalty to us or our security holders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation law; or,
•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation law, if our Board of Directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 15.  Recent Sales of Unregistered Securities

DATE	SOLD TO	NO. OF SHARES	SELLING PRICE	EXEMPTION
7/21/2011	Hallmark Venture Group Inc	6,000,000	$6,000	4.2
2/29/2012	Carlos Arreola	500,000	500	4.2
2/29/2012	Douglas Dungee	100,000	100	4.2
3/5/2012	Penelope Bethel	100,000	100	4.2
3/5/2012	Penelope Bethel	30,000	30	4.2
3/5/2012	Howard Nunn	100,000	100	4.2
3/5/2012	Clyde Patty	150,000	150	4.2
7/9/2012	Gary Bryant	50,000	50	4.2
2/29/2012	Robert Gonzales	54,500	545	4.2
	SUB TOTAL	7,084,500	7,575

2/29/2012	Michelle Marquez	20,000	2,000	4.2
2/29/2012	Maura Marquez	8,000	800	4.2
2/29/2012	Felix Marquez	5,000	500	4.2
2/29/2012	John Hardy	10,000	1,000	4.2
2/29/2012	Mark Marshall	4,000	400	4.2
2/29/2012	Robert Gonzales	14,000	1,400	4.2
2/29/2012	Albert Martinez	4,000	400	4.2
5/29/2012	Jonathan Deutsch	1,000	100	4.2
3/12/2012	Richard Faulk	6,000	600	4.2
3/12/2012	John Hardy	2,000	200	4.2
3/12/2012	Chris Harvard	4,000	400	4.2
3/12/2012	Kolanowski Trust	80,000	8,000	4.2
3/12/2012	H. A. Kurshenbaum	10,000	1,000	4.2
5/29/2012	Alan A. Marquez	1,000	100	4.2
5/29/2012	Jeff Meyer	2,000	200	4.2
3/5/2012	Patricia Morgan	22,000	2,200	4.2
3/12/2012	Clark Murphy	30,000	3,000	4.2
3/12/2012	Nadine Murphy	56,000	5,600	4.2
3/5/2012	Steven Nemetz	32,000	3,200	4.2
5/29/2012	Howard Nunn, Jr.	51,000	5,100	4.2
3/5/2012	Clyde Patty	60,000	6,000	4.2
3/12/2012	Barbara Piedmont	10,000	1,000	4.2
4/16/2012	Betty Taylor	80,000	8,000	4.2
3/12/2012	Van Burkleo Trust	10,000	1,000	4.2
5/12/2012	Harry Wetzler	30,000	3,000	4.2
	SUB TOTAL	552,000	55,200

	TOTALS	7,636,500	62,775

The Company relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 for the above transaction in that the shares were offered and sold without general solicitation or advertizing to persons well known to affiliates of the Company who were given access to  all material information regarding the Company at its then current state of development.

Item 16.  Exhibits and Financial Statement Schedules

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

4.1	Specimen Common Stock certificate (1)

4.2	Form of Subscription Agreement (1)

5.1	Legal Opinion *

10.1	Equipment Lease Agreement (1)

10.2	Agreement between Service Power Inc. and Service Team inc *

23.1	Consent of M&K CPAS, PLLC

23.2.	Consent of Dennis Brovarone, Esq, (included in Exhibit 5.1) *

* Filed herein
(1) Filed as an Exhibit to the Service Team Inc. registration statement on Form S- 1/A (File No 333-178210)
      Filed on February 22, 2012, and herein incorporated by this reference.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of Villa Park, state of California on October 2, 2012.

SERVICE TEAM INC.

By:	/s/ Carlos Arreola
Carlos Arreola, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Carlos Arreola	Dated:	October 2, 2012
Carlos Arreola, President, Chief Executive Officer

By:	/s/ Robert L. Cashman	Dated:	October 2, 2012
Robert L. Cashman, Secretary, Chief Financial Officer